Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Registration Statement Nos. 333-194256 Free Writing Prospectus dated June 3, 2014 Social posts for the June 3rd – 4th, 2014 Posts: #1) Important Disclaimer <Link to 433 legend> <Link to Fantex EJ Manuel Prospectus> Approved accounts gain access to invest in tracking stocks @ Fantex.com #2) Important Disclaimer <Link to 433 legend> <Link to Fantex EJ Manuel Prospectus> Trade stock linked to the income of a professional athlete @ Fantex.com Link to Important Disclaimer: Fantex, Inc. has filed registration statements (that include prospectuses) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectuses in those registration statements and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and these offerings. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectuses if you request it by calling toll-free 866-315-3482.